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              SUBSCRIPTION SUPPLEMENT AND REGISTRATION RIGHTS AGREEMENT

     This Subscription Supplement and Registration Rights Agreement (the "Subscription Supplement"), containing terms applicable to the Subscription Document, has been incorporated by reference into the Subscription Document accompanying the Confidential Offering Memorandum of Jenkon International, Inc. Each investor should therefore carefully review this Subscription Supplement before signing the Subscription Document. Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Memorandum (as defined below).

     1. SUBSCRIPTION FOR SHARES. I subscribe for the number of Shares of Series A Preferred Stock (the "Shares") of Jenkon International, Inc., a Delaware corporation (the "Company"), set forth in the Subscription Document, priced at $2.00 per Share.

     2. REVIEW OF MEMORANDUM. I HAVE CAREFULLY REVIEWED THE CONFIDENTIAL OFFERING MEMORANDUM IN CONNECTION WITH THE OFFERING OF SHARES AND ANY SUPPLEMENT(S) THERETO PROVIDED BY THE COMPANY (COLLECTIVELY THE "MEMORANDUM"). I HAVE BEEN FURNISHED WITH AND HAVE CAREFULLY READ THE DOCUMENTS REFERENCED IN THIS MEMORANDUM AND I AM A SUITABLE INVESTOR AS DESCRIBED IN THE MEMORANDUM.

     3. IRREVOCABILITY OF SUBSCRIPTION. I agree to pay for the Shares in the manner set forth in the Subscription Document. I agree that his subscription is and shall be irrevocable, but my obligations hereunder will terminate if this subscription is not accepted by the Company.

     4. ILLIQUID INVESTMENT. I understand that investment in the Shares is an ILLIQUID INVESTMENT. In particular, I recognize that:

          (a) I must bear the economic risk of investment in the Shares for an indefinite period of time, since neither the Shares nor the Common Stock into which the Shares may be converted have been registered under the Securities Act of 1933 (the "Securities Act") and therefore cannot be sold unless either they are subsequently registered under the Securities Act or an exemption from such registration is available and a favorable opinion of counsel for the Company to that effect is obtained (if requested by the Company);

          (b) No established market will exist and it is possible that no public market for the Series A Preferred Stock and Common Stock will develop as a result of the offering contemplated by this Memorandum.

     5. CONSENT TO LEGENDS. I consent to the affixing by the Company of such legends on certificates representing the Shares and Common Stock as any applicable federal or state securities law may require from time to time.

     6. SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES. I represent and warrant to the Company that:

          (a) The financial information provided in the Subscription Document is complete, true and correct;

          (b) I and my investment advisors, if any, have CAREFULLY REVIEWED AND UNDERSTAND the risks of, and other considerations relating to, a purchase of Shares, including, but not limited to, the risks set forth under "RISK FACTORS" in the Memorandum;


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          (c)  I and my investment advisors, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information set forth in the Memorandum and have had all inquiries to the Company answered, and have been furnished all requested materials, relating to the Company and the offering and sale of the Shares and anything else set forth in the Memorandum;

          (d) Neither I nor my investment advisors, if any, have been furnished any offering literature by the Company or any of its affiliates, associates or agents other than the Memorandum, and the documents referenced therein;

          (e) I am acquiring the Shares for which I am subscribing for my own account, as principal, for investment and not with a view to the resale or distribution of all or any part of the Shares or the Common Stock underlying the Shares;

          (f) The undersigned, if a corporation, partnership, trust or other form of business entity, (i) is authorized and otherwise duly qualified to purchase and hold the Shares, (ii) has obtained such additional tax and other advice that it has deemed necessary, (iii) has its principal place of business at its address set forth in this Subscription Document, and (iv) has not been formed for the specific purpose of acquiring the Shares (although this may not necessarily disqualify the subscriber as a purchaser). The persons executing the Subscription Document, as well as all other documents related to the Offering of Shares contemplated by the Memorandum (the "Offering"), represent that they are duly authorized to execute all such documents on behalf of the entity. (If the undersigned is one of the aforementioned entities, it agrees to supply any additional written information that may be required.);

          (g) All of the information which I have furnished to the Company or which is set forth in the Subscription Document (including this Subscription Supplement) is correct and complete as of the date of the Subscription Document. If any material change in this information should occur prior to my subscription being accepted, I will immediately furnish the revised or corrected information;

          (h) I further agree to be bound by all of the terms and conditions of the Offering described in the Memorandum; and

          (i) I am the only person with a direct or indirect interest in the Shares subscribed for by the Subscription Document.

     7. CERTIFICATION OF INFORMATION. I certify, to the best of my information and belief, that the above information that I have supplied is true and correct in all material respects.

     8. INDEMNIFICATION OF COMPANY. I agree to indemnify and hold harmless the Company, The Boston Group, L.P. and their respective officers, directors, agents, attorneys, accountants and affiliates from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) that they may incur by reason of the failure of the undersigned to fulfill any of the terms or conditions of this Subscription Supplement or the Subscription Document, or by reason of any breach of the representations and warranties made by the undersigned herein or in the undersigned's related Subscription Document, or in any document provided by the undersigned to the Company.

     9. NONTRANSFERABILITY OF SUBSCRIPTION. This subscription is not transferable or assignable by me without the written consent of the Company.


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     10.  SUBSCRIBERS' JOINT AND SEVERAL LIABILITY.  If more than one person is executing the Subscription Document, the obligations of each shall be joint and several and the representations and warranties contained in this Subscription Supplement and related Subscription Document shall be deemed to be made by, and be binding upon, each of these persons and his or her heirs, executors, administrators, successors and assigns.

     11. SUCCESSORS AND ASSIGNS. This subscription, upon acceptance by the Company, shall be binding upon my heirs, executors, administrators, successors and assigns.

     12. GOVERNING LAW. This Subscription Supplement and related Subscription Document shall be construed in accordance with and governed in all respects by the laws of the State of California.

     13. REGISTRATION RIGHTS. I acknowledge and agree that I will have the following registration rights with respect to the Common Stock underlying the Shares purchased by me in the Offering:

          (a) At any time commencing on the earlier of (i) eighteen (18) months from the date of the final closing of the Offering, or (ii) the day following the date on which the Company completes a Public Offering, and expiring three
(3) years thereafter, holders ("Holders") representing a "Majority of the Registerable Securities" (as defined in subparagraph (f) below) shall have the right (which right is in addition to the registration rights under Paragraph 13(b) hereof), exercisable by written notice to the Company, to have the Company prepare, file and use its best efforts to have declared effective by the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holders, if any, in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of their respective shares of Registerable Securities (as defined in subparagraph (e) below) for twelve (12) consecutive months thereafter by such Holders and any other Holders who notify the Company within ten (10) days after receiving notice from the Company of such registration request of their desire to include their Registerable Securities in such registration.

          The Company covenants and agrees to give written notice of any registration request under this Paragraph 13(a) by any Holder or Holders to all other registered Holders of Registerable Securities within ten (10) days from the date of the receipt of any such registration request at the address of such Holders reflected in the Company's stock records.

          (b) If at any time the Company proposes to register any of its securities under the Securities Act (other than in connection with a merger, acquisition or exchange offer or pursuant to Form S-8 or successor form) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement to the Holder(s) of the Registerable Securities of its intention to do so. Upon the written request of any Holder of Registerable Securities given within fifteen (15) days after receipt of any such notice of his, her, its or their desire to include any Registerable Securities in such proposed registration statement, the Company shall afford such Holder(s) of the Registerable Securities the opportunity to have such Holder's Registerable Securities registered under such registration. The "piggyback" registration rights described in this Paragraph 13(b) shall terminate at such time as the Registerable Securities are saleable in one or more transactions
pursuant to Rule 144 of the Securities Act.   Any sales of Registerable
Securities pursuant to such registration statement shall be effected through the underwriter of such registered offering, if any, and the Holders thereof shall compensate the underwriter in accordance with its customary compensation practices.

          Notwithstanding anything to the contrary contained in the provisions of this Paragraph 13(b), the Company shall have the right at any time after it shall have given written notice pursuant to this Paragraph 13(b)(irrespective of whether a written request for inclusion of any such Registerable Securities shall have


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been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

          (c) The Company shall indemnify and hold harmless the Holders of Registerable Securities from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement filed by the Company under the Securities Act by reason of this Paragraph 13, any post-effective amendment to such registration statement, or any prospectus included therein, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by a Holder (or the authorized representatives or agents of the Holder) expressly for use therein, which indemnification shall include each person, if any, who controls the Holder within the meaning of the Securities Act and each officer, director, employee and agent of the Holder; provided, however, that the indemnification in this Paragraph 13(c) with respect to any prospectus shall not inure to the benefit of the Holder (or to the benefit of any person controlling the Holder) on account of any such loss, claim, damage or liability arising from the sale of Registerable Securities by such Holder, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to such Holder by the Company prior to the subject sale and the subsequent prospectus was not delivered or sent by the Holder to the purchaser of such securities prior to such sale; and provided further, that the Company shall not be obligated to so indemnify the Holder or any other person referred to above unless the Holder or other person, as the case may be, shall at the same time indemnify the Company, its directors, each officer signing the registration statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished in connection with such public offering or caused any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to the Company by the Holder expressly for use therein.

          If for any reason the indemnification provided for in the preceding subparagraph is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

          (d) All expenses, filing fees and other costs incurred by the Company in connection with any registration of securities pursuant to this Paragraph 13 (exclusive of underwriting discounts and selling commissions applicable to any sale of registered securities and any fees and costs of legal counsel engaged by the Holders) shall be borne by the Company.

          In the case of each registration effected by the Company pursuant to the provisions of this Paragraph 13, the Company will (i) furnish to the Holders of the Registerable Securities such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holders may reasonably request in order to facilitate the disposition of the Registerable Securities owned by them, and
(ii) notify each Holder of Registerable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included


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in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (e) For purposes hereof, the term "Registerable Securities" means the shares of Common Stock into which the Shares sold in the Offering are convertible.

               (f) For purposes hereof, the term "Majority of Registerable Securities" means Holders in excess of fifty percent (50%) of the then outstanding or Registerable Securities that (i) are not held by the Company, an affiliate, officer, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Securities Act.

     14. LOCK-UP BY UNDERWRITER. Notwithstanding anything to the contrary contained in the Memorandum or in Paragraph 13 hereof, I acknowledge and agree that, in the event of an initial public offering by the Company, I will not sell, pledge, assign or otherwise transfer or hypothecate any Shares, shares of Common Stock or other equity securities of the Company (other than those acquired in the public market in the Company's initial public offering or thereafter) during the twelve (12) month period following the effective date of such initial public offering without the prior written consent of the underwriter of such initial public offering. Any sales of Common Stock permitted by the underwriter during such period shall be made through such underwriter who shall be paid its customary commissions and/or discounts.

     15. REDEMPTION RIGHTS. I acknowledge and agree that I have such rights, if any, to have the Company redeem the Shares purchased by me pursuant to the Offering as are set forth in the Company's Certificate of Incorporation or Certificate of Designation, Preferences and Rights of Series A Preferred Stock, which shall be in lieu of any demand registration rights described in Section 13 above.


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